[LOGO] GALAXY NUTRITIONAL FOODS(TM)

FOR IMMEDIATE RELEASE:                      CONTACT:
October 7, 2004                             Dawn M. Robert, Investor Relations
                                            Galaxy Nutritional Foods, Inc.
                                            (407) 854-0433

                            GALAXY NUTRITIONAL FOODS
                  REDEEMS PREFERRED SHARES THROUGH EQUITY RAISE

     SUBWAY(R) FOUNDER FRED DELUCA NOW COMPANY'S SECOND-LARGEST SHAREHOLDER

ORLANDO, Florida (October 7, 2004) - Galaxy Nutritional Foods (AMEX:GXY), the leading producer of nutritious plant-based dairy alternatives for retail and foodservice markets, today announced the conversion and redemption of the balance of the Company's outstanding Series A Preferred Shares. The redemption was funded through a private placement of $2.3 million in common stock.

In transactions that closed October 6, 2004, Mr. Fred DeLuca, the Founder and Chairman of Subway(R), increased his previous ownership position in Galaxy via the purchase of 2 million shares of the Company's common stock at a price of $1.15 per share. With this additional investment, Mr. Deluca now owns approximately 3.3 million shares of Galaxy's common stock outstanding and becomes the second-largest shareholder in the Company. Mr. Deluca also received a Warrant to purchase an additional 500,000 shares of the Company's common stock at the same price of $1.15 per share.

Also on October 6, 2004, the Company's Preferred Shareholders (BH Capital Investments, LP and Excalibur Limited Partnership) converted a portion of their outstanding Series A Preferred Shares into approximately 600,000 shares of common stock. Simultaneously, the balance of the Series A Preferred Shares held by the Preferred Shareholders was redeemed for a total price of $2,279,688. As part of the transaction, the former Preferred Shareholders also received Warrants to purchase up to 500,000 shares of common stock at a purchase price of $2.00 per share.

"We would like express our sincere thanks to Mr. Deluca for participating in the private placement and appreciate the confidence that he and others have shown in Galaxy and its management team," commented Michael E. Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc. "The redemption of all outstanding Preferred Shares eliminates all uncertainties regarding potential future dilution from the conversion of preferred shares into common stock. This development, combined with the financial restructuring in May 2003 and the favorable settlement of the Schreiber Foods patent lawsuit in May 2004, removes the third external impediment to the Company's future growth. With the successful removal of these constraints, management can focus upon the execution of a business strategy that is designed to significantly enhance shareholder values in coming years."
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The securities purchased in this private placement have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be re-offered, sold, transferred, pledged, or assigned without an effective registration statement for the securities under the Securities Act of 1933 and the state securities act or blue sky act of any state having jurisdiction thereof, or an opinion of counsel that registration is not required under said act or the securities act or blue sky act of any state having jurisdiction with respect thereto. The Company has undertaken the obligation to file a registration statement with the Securities and Exchange Commission within 180 days of closing to register the shares issued in the private placement and to include the shares underlying the warrants described above.

ABOUT GALAXY NUTRITIONAL FOODS, INC.

Galaxy Nutritional Foods is the leading producer of great-tasting, health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. These phytonutrient-enriched products, made from nature's best grains - soy, rice and oats - are low and no fat (no saturated fat and no trans-fatty acids), have no cholesterol, no lactose, are growth hormone and antibiotic free and have more calcium, vitamins and minerals than conventional dairy products. Because they are made with plant proteins, they are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the nutritional or functional foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Galaxy Nutritional Foods(R), Veggie(R), Veggie Nature's Alternative to Milk(R), Veggie Slices(R), Soyco(R), Soymage(R), Wholesome Valley(R), formagg(R), and Lite Bakery(R). For more information, please visit Galaxy's website at www.galaxyfoods.com.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.

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